UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

Pluri Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PLURI INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On April 27, 2023

You are hereby notified that the annual meeting of shareholders of Pluri Inc., or we, our, us or the Company, will be held on the 27th day of April, 2023 at 5:00 p.m., local time, at our offices, MATAM Advanced Technology Park Building No. 5, Haifa, Israel, 3508409. [However, we are actively monitoring developments with regard to the coronavirus, or COVID-19, and it is possible that the annual meeting may be held solely by means of remote communication. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable. We intend to hold the annual meeting for the following purposes:

1.	To elect five directors to serve until the next annual meeting of shareholders and until their respective successors shall have been duly elected and qualified;

2.	To approve an amendment to the Articles of Incorporation of the Company to increase the number of authorized Common Shares from sixty million (60,000,000) shares, par value $0.00001 per share to three hundred million (300,000,000) shares, par value $0.00001 per share;

3.	To ratify the selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2023;

4.	To consider and approve, by a nonbinding advisory vote, the compensation of our named executive officers as described in the accompanying proxy statement; and

5.	To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

All shareholders are cordially invited to attend the annual meeting.  If your shares are registered in your name, please bring the admission ticket attached to your proxy card.  If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission ticket or proof that you own shares of the Company, you will not be admitted to the meeting.

The Board of Directors has fixed the close of business on February 27, 2023 as the record date for the meeting. Only shareholders on the record date are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

Your vote is important regardless of the number of shares you own. The Company requests that you vote by internet or telephone, or complete, sign and date a proxy card, which you may obtain upon request, without delay, even if you now plan to attend the annual meeting.  You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the annual meeting and voting in person.

INTERNET AVAILABILITY OF PROXY MATERIALS

Securities and Exchange Commission rules allow us to furnish proxy materials to our shareholders over the internet. You can access proxy materials and authorize a proxy to vote your shares at http://www.astproxyportal.com/ast/22961/.

You may vote via the internet at www.voteproxy.com with American Stock Transfer and you may vote via the telephone at 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. You may also authorize a proxy to vote your shares over the internet. In order to vote over the internet or by telephone you must have your shareholder identification number, which is set forth in the Notice of Internet Availability of Proxy Materials mailed to you. You may also request a paper proxy card to submit your vote by mail.

By order of the Board of Directors,

/s/ Yaky Yanay
Yaky Yanay, President, Director and Chief Executive Officer

February        , 2023

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please either vote by internet or sign, date and return your proxy promptly in the enclosed envelope] even if you plan to attend the meeting personally. Your cooperation is greatly appreciated.

PLURI INC.

MATAM Advanced Technology Park

Building No. 5

Haifa, Israel, 3508409

PROXY STATEMENT

INTRODUCTION

This proxy statement and the accompanying proxy are made available by Pluri Inc., or we, our, us or the Company, to the holders of record of the Company’s outstanding common shares, $0.00001 par value per share, or the Common Shares, commencing on or about March 6, 2023. The accompanying proxy is being solicited by the Board of Directors of the Company, or the Board, for use at the annual meeting of shareholders of the Company, or the Meeting, to be held on the 27th day of April, 2023 at 5:00 p.m. local time, at our offices, MATAM Advanced Technology Park Building No. 5, Haifa, Israel, 3508409 and at any adjournment or postponement thereof. However, we are actively monitoring developments with regard to the coronavirus or COVID-19, and it is possible that the Meeting may be held solely by means of remote communication. In the event it is not possible or advisable to hold our Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees of the Company may assist in the solicitation of proxies by mail, telephone, telefax, in person or otherwise, without additional compensation.  Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of share held in their names and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials.

The Board has fixed February 27, 2023 as the record date for the Meeting. Only shareholders of record on February 27, 2023, or the Record Date, are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. On February 27, 2023, there were          issued and outstanding Common Shares. Each Common Share is entitled to one vote per share.

The Company’s Bylaws provide that a quorum shall consist of the holders of at least thirty-three and one third percent (33 1/3%) of the shares issued and outstanding and entitled to vote thereat, present in person, or represented by proxy at the Meeting. If such quorum shall not be present or represented, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the Meeting, without notice other than announcement at the Meeting, until a quorum shall be present or represented. Abstentions may be specified on all proposals. Abstentions will be counted as present for purposes of determining a quorum and will be counted as not voting on the proposal in question.  Submitted proxies which are left blank will also be counted as present for purposes of determining a quorum, but are not counted for purposes of determining whether a proposal has been approved in matters where the proxy does not confer the authority to vote on such proposal, and thus have no effect on its outcome.

The affirmative vote of the holders of a majority of the outstanding Common Shares having voting power shall be required for the approval of the amendment to the Articles of Incorporation of the Company, or the Articles, to increase the number of authorized Common Shares from sixty million (60,000,000) shares, par value $0.00001 per share, to three hundred million (300,000,000) shares, par value $0.00001 per share, or the Authorized Share Increase.

The affirmative vote of the holders of a majority of the Common Shares having voting power present in person or represented by proxy shall be sufficient for the election of each of the director nominees and for the ratification of the selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2023 and for the consideration to approve by a nonbinding advisory vote, the compensation of the Company’s named executive officers.

All Common Shares represented in person or by valid proxies received by the Company prior to the date of, or at, the Meeting, and not revoked, will be voted as specified in the proxies or voting instructions.

Investors that participated in a private placement transaction in December 2022 and purchased an aggregate of 8,155,900 Common Shares, or approximately 20% of the outstanding Common Shares as of the Record Date, have executed proxies permitting the Company’s Chief Executive Officer and Chief Financial Officer to vote the securities purchased in the offerings in favor of any shareholder vote relating to a future increase of the Company’s authorized shares, such as the Authorized Share Increase proposal.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.

If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.  Except for Proposal No. 2 and 3, each of the remaining Proposals is a non-routine proposal; therefore, your broker, bank or other agent is not entitled to vote your shares on Proposal No. 1 and 4 without your instructions. Broker non-votes will be counted as present for purposes of determining a quorum and will be counted as not voting on the non-routine proposals in question. Other than for the purpose of establishing a quorum, broker non-votes will not be counted as having voting power and will therefore not affect the outcome of Proposal No. 1 and 4 (as noted above, because Proposals No. 2 and 3 are considered routine, there will not be broker non-votes with respect to that proposal).

Any shareholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our Secretary, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting.  The mere presence at the Meeting of the shareholder appointing a proxy does not, however, revoke the appointment.

Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations of the Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials, which consist of this proxy statement, proxy card, notice of annual meeting, and our annual report to shareholders for the fiscal year ended June 30, 2022, or Fiscal Year 2022, respectively, to each shareholder of record, we may furnish proxy materials via the internet. Accordingly, all of our shareholders of record as of the Record Date will receive a notice of internet availability of proxy materials. The notice of internet availability of proxy materials will be mailed on or about March 6, 2023.

On the date of mailing the Notice of Internet Availability of Proxy Materials, shareholders will be able to access all of the proxy materials at http://www.astproxyportal.com/ast/22961//. The proxy materials will be available free of charge. The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials over the internet. The Notice of Internet Availability of Proxy Materials contains instructions as to how to vote by internet or by telephone. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability of Proxy Materials and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

IMPORTANT:  If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares.  Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

Our website address is included several times in this proxy statement as a textual reference only and the information presented on our website is not incorporated by reference into this proxy statement.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Meeting, five directors are to be elected, which number shall constitute our entire Board, to hold office until the next annual meeting of shareholders and until their successors shall have been duly elected and qualified. Unless otherwise specified in the proxy, it is the intention of the persons named in the enclosed form of proxy to vote the share represented thereby for the election as directors, each of the nominees whose names and biographies appear below. All of the nominees whose names and biographies appear below are presently our directors. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board.  The Board has no reason to believe that the nominees named will be unable to serve if elected.  Each nominee has consented to being named in this proxy statement and to serve if elected. Ms. Varda Shalev, the Board and the nominating committee, mutually agreed that Ms. Shalev would not be re-nominated as a director nominee, and such decision was not due to any disagreement on any matter relating to the Company’s operations, policies or practices.

Principal Employment and Experience of Director Nominees and Executive Officers

The following information is furnished with respect to our executive officers and the persons nominated for election as directors. All of the director nominees are current members of our Board.

Name	Age	Present Principal Employer and Prior Business Experience

Zami Aberman	69

Mr. Aberman joined the Company in September 2005 and has served as our Chairman since January 2022, as Executive Chairman from June 2019 until December 2021, as our Co-Chief Executive Officer from March 2017 until June 2019, as our CEO from November 2005 until March 2017, and as President of the Company from September 2005 until February 2014. He changed the Company’s strategy towards cellular therapeutics. Mr. Aberman’s vision to use the maternal section of the placenta (Decidua) as a source for cell therapy, combined with the Company’s 3D culturing technology, led to the development of our products. Since November 2005, Mr. Aberman has served as a director of the Company, and since April 2006, as Chairman of the Board. He has 40 years of experience in marketing and management in the high technology industry. Mr. Aberman has held the CEO and Chairman positions of various companies located in Israel, the United States, Europe, Japan, and Korea.

Mr. Aberman has operated within high-tech global companies in the fields of automatic optical inspection, network security, video over IP, software, chip design and robotics. He serves as the chairman of Rose Hitech Ltd., a private investment company. He previously served as the chairman of VLScom Ltd., a private company specializing in video compression for HDTV and video over IP and as a director of Ori Software Ltd., a company involved in data management. Prior to holding those positions, Mr. Aberman served as the President and CEO of Elbit Vision System Ltd. (EVSNF.OB), now part of the USTER Group, a company engaged in automatic optical inspection. Before joining the Company, Mr. Aberman served as President and CEO of Netect Ltd., a company specializing in the field of internet security software and was the co-founder, President and CEO of Associative Computing Ltd., which developed an associative parallel processor for real-time video processing. He also served as Chairman of Display Inspection Systems Inc., specializing in laser-based inspection machines and as President and CEO of Robomatix Technologies Ltd.

In 1992, Mr. Aberman was awarded the Rothschild Prize for excellence in his field from the President of the State of Israel. Mr. Aberman holds a B.Sc. in Mechanical Engineering from Ben Gurion University in Israel.

We believe that Mr. Aberman’s qualifications to sit on our Board include his unique multidisciplinary innovative approach, years of experience in the financial markets in Israel and globally, as well as his experience in serving as the Chief Executive Officer of publicly traded entities.

Yaky Yanay	51

Mr. Yanay became a director of the Company in February 2015. He has served as our President from February 2014 and as our CEO from June 2019, previously serving as Co-CEO from March 2017. Mr. Yanay has served in variety of executive positions in Pluri since 2006 including as our CFO from November 2006 until February 2014 and from February 2015 until March 2017. He also served as our Chief Operating Officer from February 2014 until March 2017. From November 2006 to February 2014, he served as our Secretary and served as our Executive Vice President from March 2013 until February 2014. From 2015 to 2018, Mr. Yanay served as the Co-Chairman of Israel Advanced Technology Industries (IATI), the largest umbrella organization representing Israel’s high tech and life science industries and since August 2012 has continually served as a Director of IATI, representing Israel’s life sciences industry. Prior to joining the Company, Mr. Yanay founded and served as Chairman of “The Israeli Life Science Forum” and also served as the CFO of Elbit Vision Systems Ltd., a public company. In addition, from July 2010 to April 2018, he served on the Board of Directors of Elbit Vision Systems Ltd. Prior to these positions, Mr. Yanay served as manager of audit groups of the technology sector at Ernst & Young Israel.

Mr. Yanay holds a bachelor’s degree with honors in business administration and accounting from the College of Management Academic Studies of Rishon LeZion and is a Certified Public Accountant in Israel.

We believe that Mr. Yanay’s qualifications to sit on our Board include his years of experience in the medical technology industry, his vast skill and expertise in accounting and economics, as well as his knowledge and familiarity with corporate finance.

Chen Franco-Yehuda	39

Ms. Franco-Yehuda was appointed as CFO, Treasurer, and Secretary of Pluri, effective as of March 17, 2019. She is responsible for managing financial and corporate strategy, and is also in charge of the finance, IT, investor relations, PR and legal departments. Prior to being appointed as our CFO, Ms. Franco-Yehuda served as the Company’s Head of Accounting and Financial Reporting since July 2016 and, prior to that, the Company’s Controller since May 2013. Before joining the Company, from October 2008 to April 2013, Ms. Franco-Yehuda served as a manager of audit groups relating to public and private companies in various industries at PricewaterhouseCoopers (PwC) and also as a lecturer of accounting classes at the Open University of Israel from 2009 to 2014. Mrs. Franco-Yehuda also serves as a member of the board of directors of Brenmiller Energy Ltd. (Nasdaq: BNRG, TASE: BNRG,) since August 2022 and a director at Plurinuva Ltd. since February 2022.

Mrs. Franco-Yehuda holds a bachelor’s degree in economics and accounting from Haifa University and is a certified public accountant in Israel.

Doron Birger*	71

Mr. Birger became a director of the Company in July 2021. Mr. Birger has been serving as the chairman of the board of directors of Sight Diagnostic Ltd. since June 2014, as chairman of the board of directors of Nurami Medical Ltd., or Nurami, from April 2016 to March 2022, and is currently a director of Nurami, Ultrasight Medical Imaging Ltd. from June 2019, Intelicanna Ltd. (TASE: INTL) from April 2021 until April 2022, Matricelf Ltd. (TASE:MTLF ) from December 2020, Galooli from September 21 and as a director of IceCure Medical Ltd. (TASE: ICCM) since August 2012, Vibrant Ltd. since December 2014, Hera Med Ltd. (ASX: HMD) since November 2019, Citrine Global (OTC: CTGL) since March 2020, Kadimastem Ltd. (TASE: KDST) since December 2020 and Netiv Ha’or, a subsidiary of the Israel Electric Corporation Ltd., since March 2020 and as chairman and director in a variety of non-profit organizations. Prior to that, Mr. Birger has served as member of the board of directors of MCS Medical Compression Systems (DBN) Ltd. (TASE:MDCL) from March 2015 to May 2018, Mekorot National Water Company Ltd. from November 2015 to November 2018, and chairman of the board of directors of Insulin Medical Ltd. (TASE: INSL) from March 2016 to August 2017, IOPtima Ltd. from June 2012 to June 2019, MST Medical Surgical Technologies Ltd. from August 2009 to June 2019, Highcon Ltd. from November 2014 to January 2018, Magisto Ltd. from September 2009 to July 2019, Real Imaging Ltd. from November 2018 to April 2019 and Medigus Ltd. (Nasdaq and TASE: MDGS) from May 2015 to September 2018. Mr. Birger holds a BA and MA in economics from the Hebrew University, Israel.

We believe that Mr. Birger’s qualifications to sit on our Board include his extensive experience in the high-tech sector and life-science industry, his experience serving as a director of public companies, his vast skill and expertise in accounting and economics as well as his knowledge and familiarity with corporate finance.

Rami Levi*	60

Mr. Levi became a director of the Company in June 2021. Mr. Levi is the Founder and President of Catalyst Group International, LLC where, since 2009, he has provided consulting services relating to strategic planning to notable clients in the private and public sectors. From 2004 to 2006, he served as Senior Deputy General and Head of Marketing Administration at Israel’s Ministry of Tourism. He holds an MA with Honors in Political Science from The Hebrew University of Jerusalem.

We believe that Mr. Levi’s qualifications to sit on our Board include his experience in strategic planning, business development and activities in the government sector.

Maital Shemesh-Rasmussen*	53

Ms. Shemesh-Rasmussen became a director of the Company in January 2021. Ms. Shemesh-Rasmussen has served as the Chief Commercial Officer of Octave Bioscience, Inc. since February 2021. Prior to this role, Ms. Shemesh-Rasmussen served as the Global Head of Marketing at Roche Diagnostics Information Solutions between 2018 and 2020. Between 2016 and 2018, she worked with Fitango Health, Inc., Guardant Health, Cancer Commons, where she focused on marketing and business development. Between 2013 and 2016, she led Product Marketing at the Oracle Health Sciences Global Business Unit, as well as Marketing and Business Development in the Oracle Digital Health Innovation Unit. Prior to these positions, Ms. Shemesh-Rasmussen served as Vice President at JPMorgan Chase Bank from 2002 until 2007. Ms. Shemesh-Rasmussen holds a BA in Behavioral Sciences from Ben Gurion University.

We believe that Ms. Shemesh-Rasmussen’s qualifications to sit on our Board include her experience in marketing for pharmaceutical companies, science, business development and investment banking.

*	The Board determined that this director or nominee is “independent” as defined by the rules of the SEC and Nasdaq rules and regulations. None of the independent directors has any relationship with us besides serving on our Board.

There are no family relationships between any of the director nominees or executive officers named in this proxy statement.

Required Vote

The affirmative vote of the holders of a majority of the Common Shares having voting power present in person or represented by proxy shall be sufficient for the election of each of the director nominees.

The Board recommends a vote “FOR” the election of each of the director nominees named above.

PROPOSAL NO. 2 — AMENDMENT TO ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES FROM SIXTY MILLION (60,000,000) SHARES, PAR VALUE $0.00001 PER SHARE, TO THREE HUNDRED MILLION (300,000,000) SHARES, PAR VALUE $0.00001 PER SHARE

Our Board has unanimously approved an amendment to our Articles to increase the number of authorized Common Shares from sixty million (60,000,000) shares to three hundred million (300,000,000) shares, as further described below. If approved, the Authorized Share Increase would be effected by amending Article 4 of our Articles. The full text of the proposed amendment to Article 4 of our Articles is attached to this Proxy Statement as Appendix A.

On February 27, 2023, there were issued and outstanding Common Shares, and we have reserved Common Shares under our existing equity incentive plans and outstanding warrants (excluding the warrants we issued in the Offering (as defined below), which are exercisable upon the later of six months from their issuance date or the increase in our authorized shares), and as a result thereof, our flexibility to carry out any future capital raising activities, if any, and grant equity incentives to employees and service providers, if any, may be extremely challenging. In addition, pursuant to Securities Purchase Agreements, or the SPAs, between the Company and certain accredited and non-U.S. investors, or the Investors, relating to a private placement offering, or the Offering, executed in December 2022, the Company agreed to hold a meeting of shareholders within 200 days of the execution of such SPAs for the purpose of increasing the Company’s authorized shares.

Our Board believes that the Authorized Share Increase is advisable, and in our shareholders’ best interests, in order to give us greater flexibility in considering and planning for future potential business needs. If the amendment to our Articles is adopted, we will have authorized Common Shares available in the event our Board determines that it is necessary and appropriate to raise additional capital through the sale of equity securities, to acquire another company or its assets, to provide equity incentives to employees, officers or directors, to establish strategic relationships with corporate partners and/or similar transactions or for other corporate purposes. If the Authorized Share Increase is approved, the additional authorized Common Shares would be available for issuance at the discretion of the Board and without further shareholder approval, except as may be required by law or the rules of the Company’s then-current listing market or exchange.

Possible Effects of the Authorized Share Increase

The newly authorized Common Shares will have all the powers, preferences, and rights of the shares of Common Shares presently authorized. Therefore, approval of the Authorized Share Increase would not affect a current Common Shares holder’s rights as a shareholder, except for any dilutive effects of a potential increase in the number of outstanding Common Shares to, among other things, earnings per share, book value per share, and the voting power of current holders of our Common Shares. The Authorized Share Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of existing shareholders until additional shares are issued.

As is true for shares presently authorized but unissued Common Shares, the future issuance of Common Shares authorized by the Authorized Share Increase may, among other things, decrease existing shareholders’ percentage equity ownership, be dilutive to the voting rights of existing shareholders, and, depending on the price at which they are issued, have a negative effect on the market price of the Common Shares.

Potential Anti-Takeover Effects of the Authorized Share Increase

Since the Authorized Share Increase will provide that the number of authorized Common Shares will be three hundred million (300,000,000), the Authorized Share Increase, if effected, will result in an increase in the number of authorized but unissued Common Shares and could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board. An increase in our authorized Common Shares could potentially deter takeovers, including takeovers that our Board has determined are not in the best interest of our shareholders, in that additional shares could be issued (within the limits imposed by applicable law and Nasdaq) in one or more transactions that could make a change in control or takeover more difficult. The Authorized Share Increase could make the accomplishment of a given transaction more difficult even if it is favorable to the interests of shareholders. For example, we could issue additional Common Shares without further shareholder approval so as to dilute the share ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the share ownership or voting rights of persons seeking to cause such removal. The Authorized Share Increase therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Authorized Share Increase may limit the opportunity for our shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

We have not proposed the increase in the number of authorized Common Shares with the intention of using the additional authorized Common Shares for anti-takeover purposes, but we would be able to use the additional Common Shares to oppose a hostile takeover attempt or delay or prevent changes in our control or our management. Although the Authorized Share Increase has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, shareholders should be aware that the effect of the Authorized Share Increase could facilitate future attempts by us to oppose changes in our control and perpetuate our management, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance shareholder value, or that they will not adversely affect our business or the trading price of the Common Shares.

Required Vote

The affirmative vote of the holders of a majority of the outstanding Common Shares having voting power shall be required for the approval of the amendment to the Articles to effect the Authorized Share Increase.

The Board recommends a vote “FOR” the amendment to the Articles of Incorporation of the Company to increase the number of authorized Common Shares from sixty million (60,000,000) shares, par value $0.00001 per share, to three hundred million (300,000,000) shares, par value $0.00001 per share.

PROPOSAL NO. 3 — RATIFICATION OF THE SELECTION OF Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2023.

Our Audit Committee has selected Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm, or the Independent Auditors, for the current fiscal year, subject to ratification by our shareholders at the Meeting. We do not expect to have a representative of the Independent Auditors attend the Meeting.

Neither our by-laws, our other governing documents, nor other law requires shareholder ratification of the selection of the Independent Auditors as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of the Independent Auditors to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the Independent Auditors. Even if the selection is ratified, the Audit Committee in its discretion may decide to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Required Vote

The affirmative vote of the holders of a majority of the Common Shares having voting power present in person or represented by proxy shall be sufficient for the ratification of the selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2023.

The Board recommends a vote “FOR” the ratification of the selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2023.

PROPOSAL NO. 4 — ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and related rules of the SEC, we are including a separate proposal subject to shareholder vote to approve, on a non-binding, advisory basis, the compensation of those of our executive officers listed in the Summary Compensation Table appearing elsewhere in this proxy statement, or our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. To learn more about our executive compensation, see “Executive Compensation” elsewhere in this Proxy Statement.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.  To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the compensation committee of our Board, or the Compensation Committee, will evaluate whether any actions are necessary to address the concerns of shareholders.

Based on the above, we request that you indicate your support for our executive compensation philosophy and practices, by voting in favor of the following resolution:

“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as described in this proxy statement, the compensation tables and the other narrative compensation disclosures.”

Required Vote

The affirmative vote of the of the holders of a majority of the Common Shares having voting power present in person or represented by proxy shall be sufficient to approve the compensation of our named executive officers. The opportunity to vote on this proposal is required pursuant to Section 14A of the Exchange Act. However, as an advisory vote, the vote on this proposal is not binding upon us and serves only as a recommendation to our Board.  Nonetheless, the Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board value the opinions expressed by shareholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

CORPORATE GOVERNANCE

Committees and Meetings of Our Board

Our Board held thirteen (13) meetings during Fiscal Year 2022. Throughout this period, each member of our Board who was a director in Fiscal Year 2022 attended or participated in at least 75% of the aggregate of the total number of meetings of our Board held and the total number of meetings held by all committees of our Board on which each the director served during the periods such director served. Our Board has three standing committees: the Compensation Committee, the Audit Committee and the Nominating Committee.

Audit Committee. The members of our Audit Committee are Mr. Birger, Ms. Shalev and Ms. Shemesh-Rasmussen. Mr. Birger is the Chairman of the Audit Committee, and our Board has determined that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the Nasdaq rules and regulations. The Board also determined that Mr. Doron Birger is an Audit Committee financial expert. The Audit Committee operates under a written charter that is posted on our website at www.pluri-biotech.com. The information on our website is not incorporated by reference into this Proxy Statement. The primary responsibilities of our Audit Committee include:

●	appointing, compensating, and retaining our registered independent public accounting firm;

●	overseeing the work performed by any outside accounting firm;

●	assisting the Board in fulfilling its responsibilities by reviewing: (i) the financial reports provided by us to the SEC, our shareholders or to the general public, and (ii) our internal financial and accounting controls; and

●	recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations.

Our Audit Committee held seven meetings during Fiscal Year 2022.

Compensation Committee. The members of our Compensation Committee are Mr. Levi, Ms. Shalev and Ms. Shemesh-Rasmussen. Ms. Shemesh-Rasmussen is the Chairman of the Compensation Committee, and the Board has determined that all of the members of the Compensation Committee are “independent” as defined by the rules of the SEC and Nasdaq rules and regulations. The Compensation Committee operates under a written charter that is posted on our website at www.pluri-biotech.com. The information on our website is not incorporated by reference into this Proxy Statement. The primary responsibilities of our Compensation Committee include:

●	reviewing and recommending to our Board the annual base compensation, the annual incentive bonus, equity compensation, employment agreements and any other benefits of our executive officers;

●	administering our equity-based plans and making recommendations to our Board with respect to our incentive–compensation plans and equity–based plans; and

●	annually reviewing and making recommendations to our Board with respect to the compensation policy for such other officers as directed by our Board.

Our Compensation Committee held five meetings during Fiscal Year 2022. The Compensation Committee did not receive advice from or retain any consultants during Fiscal Year 2022.

Nominating Committee. The members of our Nominating Committee are Mr. Levi and Ms. Shemesh-Rasmussen. Mr. Levi is the Chairman of the Nominating Committee.  The Board has determined that all of the members of the Nominating Committee are “independent” as defined by the rules of the SEC and Nasdaq rules and regulations. The Nominating Committee operates under a written charter that is posted on the “Investors & ESG - Governance” section of our website, www.pluri-biotech.com. The primary responsibilities of our Nominating Committee include:

●	overseeing the composition and size of the Board, developing qualification criteria for Board members and actively seeking, interviewing and screening individuals qualified to become Board members for recommendation to the Board;

●	recommending the composition of the Board for each annual meeting of shareholders; and

●	reviewing periodically with the Chairman of the Board and the Chief Executive Officer the succession plans relating to positions held by directors and making recommendations to the Board with respect to the selection and development of individuals to occupy those positions.

Our Nominating Committee held two meetings during Fiscal Year 2022.  The Nominating Committee did not receive advice from or retain any consultants during Fiscal Year 2022.

Director Nominations

The Nominating Committee is responsible for developing and approving criteria, with Board approval, for candidates for Board membership. The Nominating Committee is responsible for overseeing the composition and size of the Board, developing qualification criteria for Board members and actively seeking, interviewing and screening individuals qualified to become Board members for recommendation to the Board and for recommending the composition of the Board for each of the Company’s annual meetings. The Board as a whole is responsible for nominating individuals for election to the Board by the shareholders and for filling vacancies on the Board that may occur between annual meetings of the shareholders.

Nominees for director will be selected on the basis of their integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all shareholders. No particular criteria will be a prerequisite or will be assigned a specific weight, nor does the Company have a diversity policy. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

We have never received communications from shareholders recommending individuals to any of our independent directors. Therefore, we do not yet have a policy with regard to the consideration of any director candidates recommended by shareholders. In Fiscal Year 2022, we did not pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential nominees for our Board. We have not received any recommendations from shareholders for Board nominees. All of the nominees for election at the Meeting are current members of our Board.

Board Leadership Structure. Commencing on January 1, 2022, Mr. Aberman transitioned from his position as Executive Chairman to Chairman of the Board. In his position as Chairman of the Board, Mr. Aberman is responsible for setting the agenda and priorities of the Board.

As Chief Executive Officer, Mr. Yanay leads our day-to-day business operations and is directly accountable to the full Board, and, in addition, is responsible for our management operations and for general oversight of our business and the various management teams that are responsible for our day-to-day operations. We believe that this structure provides an efficient and effective leadership model for the Company to enable us to deliver better results and explore opportunities for the company and its investors.

We believe that having different persons serving as Chairman and Chief Executive Officer, together with four (4) independent directors, is the optimal Board structure to provide independent oversight and management accountability while ensuring that our strategic plans are pursued to optimize long-term shareholder value.

Risk Oversight. The Board, including the Audit Committee, and Compensation Committee, periodically reviews and assesses the significant risks to the Company. Our management is responsible for our risk management process and the day-to-day supervision and mitigation of risks. These risks include strategic, operational, competitive, financial, legal and regulatory risks. Our Board leadership structure, together with the frequent interaction between our directors and management, assists in this effort. Communications between our Board and management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.

The Board plays an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. Each of our Board committees is focused on specific risks within their areas of responsibility, but the Board believes that the overall enterprise risk management process is more properly overseen by all of the members of the Board. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements.

While each committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed of such risks through committee reports. The Board incorporates the insight provided by these reports into its overall risk management analysis.

The Board administers its risk oversight responsibilities through the Chief Executive Officer and the Chief Financial Officer, who, together with management representatives of the relevant functional areas, review and assess our operations as well as operating management’s identification, assessment and mitigation of the material risks affecting our operations.

Our Board has adopted a Code of Business Conduct and Ethics that applies to, among other persons, members of our Board, our officers including our Chief Executive Officer (being our principal executive officer) and our Chief Financial Officer (being our principal financial and accounting officer) and our employees. Our Code of Business Conduct and Ethics is posted on the “Investors & ESG - Governance” section of our website at www.pluri-biotech.com. The information on our website is not incorporated by reference into this Definitive Proxy. We intend to satisfy the disclosure requirements under Item 5.05 of Current Report on Form 8-K regarding amendments to, or waivers from, a provision of our Code of Business Conduct and Ethics by posting such information on the website at the address specified above.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our Common Shares, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings.

We have reviewed all forms provided to us or filed with the SEC. Based on that review and on written information given to us by our executive officers and directors, we believe that all Section 16(a) filings during Fiscal Year 2022 were filed on a timely basis and that all directors, executive officers and 10% beneficial owners have fully complied with such requirements during the past fiscal year, other than two reports on Form 4 filed by Doron Birger and Varda Shalev on July 26, which were filed late.

Anti-Hedging Policy

Under our insider trading policy, our directors and officers are prohibited from engaging in short sales of our securities, purchases of our securities on margin, hedging or monetization transactions through the use of financial instruments, and options and derivatives trading on any of the stock exchanges or futures exchanges, without prior written pre-clearance.

COMMUNICATING WITH OUR BOARD

Our Board will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate.  Mr. Birger, one of our independent directors, and the Chairman of our Audit Committee, with the assistance of our outside counsel, is primarily responsible for monitoring communications from our shareholders and for providing copies or summaries to the other directors as he considers appropriate. Communications are forwarded to all directors if they relate to substantive matters and include suggestions or comments that Mr. Birger considers to be important for the directors to know.  In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to our Board should address such communications to: Pluri Inc., c/o Doron Birger, MATAM Advanced Technology Park Building No. 5, Haifa, Israel, 3508409.

ATTENDANCE AT SPECIAL AND ANNUAL SHAREHOLDER MEETINGS

We encourage our directors to attend our special and annual shareholders meetings. Mr. Aberman, our Chairman, and Mr. Yanay, our Chief Executive Officer, President and director, attended our last annual shareholder meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the particulars of compensation paid to our named executive officers for the fiscal years ended June 30, 2022 and 2021. We do not currently have any other executive officers.

Name and Principal Position	Fiscal Year (1)	Salary ($)(2)		Non-Equity Plan Compensation ($)(3)	Share-based Awards ($)(4)	All Other Compensation ($)		Total ($)
Zami Aberman(9)	2022	432,043	(6)	-	-	751,472	(8)	1,183,515
Chairman*	2021	556,475	(6)	-	8,741,402	508,074	(5)	9,805,951

Yaky Yanay	2022	488,569		64,000	-	745,610	(9)	1,297,726
Chief Executive Officer	2021	459,016	(7)	126,000	8,741,402	27,588		9,354,006

Chen Franco-Yehuda	2022	310,253		44,000	-	253,953	(10)	607,915
Chief Financial Officer	2021	251,642		64,000	1,020,000	14,653		1,350,295

*	Mr. Aberman served as our Executive Chairman until January 2022.

(1)	The information is provided for each fiscal year, which begins on July 1 and ends on June 30.

(2)

Amounts paid for Salary which were originally denominated in NIS, were translated into U.S. dollars at the then current exchange rate for each payment. The salaries of Mr. Yanay and Ms. Franco-Yehuda are comprised of base salaries and additional payments and provisions such as welfare benefits, paid time-off, life and disability insurance and other customary or mandatory social benefits to employees in Israel.

(3)

During October 2021, we paid Mr. Yanay and Ms. Franco-Yehuda in cash the accrued bonuses for Fiscal Year 2021 in the amounts of $126,000 and $64,000 respectively.

For Mr. Yanay and Ms. Franco-Yehuda, we have accrued, but have not yet paid, bonuses during Fiscal Year 2022 of $64,000 and $44,000 respectively, for certain target bonuses as a result of the achievement of certain milestones that were defined by the Compensation Committee. We expect to pay such bonuses during October 2022.

(4)	The fair value recognized for the share-based awards was determined as of the grant date in accordance with Accounting Standard Codification, or ASC, Topic 718. The assumptions used in the calculations for these amounts for Fiscal Year 2021 are included in Note 9 to our audited consolidated financial statements for Fiscal Year 2022 and 2021 respectively, included in our Annual Report on Form 10-K for Fiscal Year 2022 (see also “Grants of Plan-Based Awards” table presented below).

(5)

Mr. Aberman was entitled to adjustment fees of NIS 1,515,600, out of which we paid NIS 1,477,350, during Fiscal Year 2022 and NIS 38,250 during Fiscal Year 2021, which amount to a total of approximately $500,000.

(6)

Includes $60,338 and $6,201 paid in cash to Mr. Aberman as compensation for services as a director in fiscal year 2022 and 2021, respectively. In fiscal year 2022, also includes $103,330 paid in cash in lieu of accrued vacation days.

(7)	Includes $6,194 paid in cash to Mr. Yanay as compensation for services as a director in Fiscal Year 2021. Starting October 2020, Mr. Yanay was not entitled to compensation for services as a director.

(8)

On February 26, 2022, the Subsidiary allocated 19,987 of its shares in Plurinuva to Mr. Aberman pursuant to the terms of his consulting agreement. The fair value recognized for these shares was $705,000.

This column also includes costs in connection with car and mobile phone expenses for Mr. Aberman in the amount of $46,000 for Fiscal Year 2022.

(9)

On February 26, 2022, the Subsidiary allocated 19,987 of its shares in Plurinuva to Mr. Yanay pursuant to the terms of his employment agreements. The fair value recognized for these shares was $705,000.

This column also includes costs in connection with car and mobile phone expenses for Mr. Yanay in the amount of $41,000 for Fiscal Year 2022.

We have also paid Mr. Yanay the tax associated with the company car benefit, which is grossed-up and is part of the amount in the “Salary” column.

(10)

On February 26, 2022, the Subsidiary allocated 6,562 of its shares in Plurinuva to Ms. Franco-Yehuda pursuant to the terms of her employment agreements. The fair value recognized for these shares was $235,000.

This column also includes costs in connection with a company car or car expenses reimbursement and mobile phone expenses for Ms. Franco-Yehuda in the amount of $19,000 for Fiscal Year 2022.

Employment and Consulting Agreements

During Fiscal Year 2022, we had the following written agreements and other arrangements concerning compensation with our named executive officers:

(a)

Mr. Aberman served as our Executive Chairman until December 31, 2021. On January 1, 2022, we entered into a consulting agreement with Mr. Aberman pursuant to which Mr. Aberman serves as our Chairman of the Board of Directors and received a monthly consulting fee of NIS 30,500 (approximately $9,400 per month).

On February 13, 2023, we, through our subsidiary Pluri Biotech Ltd., entered into a new consulting agreement, effective as of January 1, 2023, with Mr. Aberman, pursuant to which Mr. Aberman serves as our Chairman of the Board of Directors.

On December 1, 2021, at the recommendation of our Compensation Committee, our Board approved, effective as of January 1, 2022, a decrease to the monthly consulting fee of Mr. Aberman from 142,500 to NIS 30,500 per month. All amounts that were paid, were paid plus value added tax. Mr. Aberman is also entitled to a performance-based bonus of 1.5% from amounts received by us from non-diluting funding and strategic deals, to the extent entered into prior to December 31, 2022. Mr. Aberman is also entitled to a monthly car expenses reimbursement of NIS 4,000.

(b)	Starting January 1, 2021, Mr. Yanay’s monthly salary is NIS 99,000, approximately $30,000 per month. Mr. Yanay is provided with a cellular phone and a Company car pursuant to the terms of his agreement. Furthermore, Mr. Yanay is entitled to a performance-based bonus of 1.5% from amounts received by us from non-diluting funding and strategic deals and a target bonus equal to up to seven times his monthly salary subject to milestones and performance targets that was set by our Compensation Committee. The Board may also grant Mr. Yanay a discretionary bonus of up to 3 months of his monthly salary. On December 14, 2022, Mr. Yanay agreed to forgo, as of January 1, 2023, $375,000 of his annual cash salary for the next twelve months in return for equity grants, issuable under our existing equity compensation plans. In that regard, we issued Mr. Yanay (i) 334,821 RSUs, vesting ratably each month and (ii) options to purchase 334,821 Common Shares, vesting ratably each month, with a term of 3 years, at an exercise price of $1.12 per share. In addition, the Board of Directors also agreed to issue Mr. Yanay options to purchase 1,500,000 Common Shares, with a term of 3 years, with the following terms: (i) options to purchase 500,000 Common Shares at an exercise price of $1.56 per share, 50% vesting on June 30, 2023 and 50% vesting on December 31, 2023, (ii) options to purchase 500,000 Common Shares at an exercise price of $2.08 per share, 50% vesting on June 30, 2023 and 50% vesting on December 31, 2023, and (iii) options to purchase 500,000 Common Shares at an exercise price of $2.60 per share, 50% vesting on June 30, 2023 and 50% vesting on December 31, 2023. All options were issued in January 2023 and are exercisable on the later of their vesting date or until we increase our authorized share capital, as proposed by Proposal No. 2.

(c)	Starting January 1, 2021, Ms. Franco-Yehuda’s monthly salary is NIS 65,000. Ms. Franco-Yehuda also receives cellular phone expense reimbursements and is entitled to car expense reimbursements or Company car pursuant to the terms of her agreement. Furthermore, Ms. Franco-Yehuda is entitled to a performance-based bonus of 0.5% from amounts received by us from non-diluting funding and strategic deals and a target bonus equal to up to five and a half times her monthly salary, subject to milestones and performance targets that was set by our Compensation Committee. The Board may also grant Ms. Franco-Yehuda a discretionary bonus of up to 3 months of her monthly salary.

Potential Payments Upon Termination or Change-in-Control

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change-in-control) or a change of responsibilities following a change-in-control, except for the following: (i) in the event of an immediate and unilateral termination of Mr. Aberman’s consulting agreement by the Company, he will be entitled to receive one month of consulting fee; (ii) in the event of termination of Mr. Yanay employment, he is entitled to a severance payment, under Israeli law, that equals a month’s compensation for each twelve-month period of employment or otherwise providing services to the Company, and an additional adjustment fee that equals the monthly base salary multiplied by six, plus the number of years the employment agreement is in force from September 12, 2018, but in any event no more than nine months in the aggregate; and (iii) in the event of termination of Ms. Franco-Yehuda’s employment, she is entitled to a severance payment, under Section 14 of the Israeli Severance Pay Law, and an adjustment fee that equals her monthly salary amount multiplied by three, plus the number of years the employment agreement remains in force from June 30, 2020, but in any event no more than six years in the aggregate.

In addition, Mr. Aberman, Mr. Yanay and Ms. Franco-Yehuda are entitled to acceleration of the vesting of their share options and RSUs in the following circumstances: (1) if we terminate their employment for a reason other than cause (as may be defined in each respective agreement), they will be entitled to acceleration of 100% of any unvested awards and (2) if they resign, they will be entitled to acceleration of 50% of any unvested award, subject to the approval of the Board. In addition, Mr. Aberman, Mr. Yanay, and Ms. Franco-Yehuda are also entitled to acceleration of 100% of any unvested award in case of our change in control as defined in their respective consulting and employment agreements.

For clarification purposes, the acceleration mechanism detailed above does not apply to the 500,000 RSUs granted to each of our CEO and Chairman in September 2020, that were linked to the achievement of our market capitalization reaching of $550 million during the three-year period from the date of the grant.

The following table displays the value of what our CEO, Chairman and CFO would have received from us had their employment been terminated, or a change in control of us happened on June 30, 2022.

Officer	Salary		Accelerated Vesting of RSUs(1)		Total
Zami Aberman
Terminated due to officer resignation	$-		$179,688	(2)	$188,402
Immediately terminated due to discharge of officer	$9,857		$359,375	(3)	$368,089
Change in control	-		$359,375	(4)	$359,375

Yaky Yanay
Terminated due to officer resignation	$560,842	(5)	$179,688	(2)	$740,529
Terminated due to discharge of officer	$560,842	(5)	$359,375	(3)	$920,217
Change in control	-		$359,375	(4)	$359,375

Chen Franco Yehuda
Terminated due to officer resignation	$92,857		$36,250	(2)	$129,107
Terminated due to discharge of officer	$92,857		$72,500	(6)	$165,357
Change in control	-		$72,500	(6)	$72,500

(1)	Value shown represents the difference between the closing market price of our common shares on June 30, 2022, of $1.25 per share and the applicable exercise price of each grant.

(2)	Up to 50% of all unvested RSUs issued under the applicable equity incentive plans vest upon resignation under the terms of those plans, subject to the approval of the Board at its sole discretion.

(3)	All unvested RSUs issued under the applicable equity incentive plans vest upon an involuntary termination due to discharge, except for cause, excluding 500,000 RSUs granted on September 10, 2020, that will vest upon achievement of increasing market capitalization of our common shares on the Nasdaq Global Market to $550 million within no more than 3 years from the date of grant.

(4)	All unvested RSUs issued under the applicable equity incentive plans vest upon a change in control under the terms of those plans excluding 500,000 RSUs granted on September 10, 2020, that will vest upon achievement of increasing market capitalization of our common shares on the Nasdaq Global Market to $550 million within no more than 3 years from the date of grant.

(5)

Pursuant to his employment agreement, in case of termination, Mr. Yanay is entitled to adjustment fees of $255,000. In addition, as of June 30, 2022 Mr. Yanay is eligible to receive severance payments of $306,000, out of which $266,000 have been accrued in his severance fund. Therefore, we will need to pay the difference between Mr. Yanay’s eligibility to receive severance payment and the value of the fund, which as of June 30, 2022, amounted to $40,000.

(6)	All unvested RSUs issued under the applicable equity incentive plans vest upon an involuntary termination due to discharge, except for cause, or upon a change in control.

Pension, Retirement or Similar Benefit Plans

We have no arrangements or plans, except for those we are obligated to maintain pursuant to the Israeli law, under which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options, RSUs or restricted shares at the discretion of our Board in the future.

Outstanding Equity Awards at the End of Fiscal Year 2022

The following table presents the outstanding equity awards held as of June 30, 2022 by our named executive officers, all of which have been issued pursuant to our 2019 Equity Compensation Plan, or the 2019 Plan, and 2016 Equity Compensation Plan, or the 2016 Plan:

Name	Number of shares that have not vested (#)		Market value of shares that have not vested ($)	Equity incentive plan awards: Number of shares that have not vested (#)		Equity incentive plan awards: Market value of shares that have not vested ($)
Zami Aberman	-		-	500,000	(1)	625,000
	281,250	(2)	351,563	-		-
	6,250	(3)	7,813	-		-

Yaky Yanay	-		--	500,000	(1)	625,000
	281,250	(2)	351,563	-		-
	6,250	(3)	7,813	-		-

Chen Franco-Yehuda	250	(4)	313	-		-
	1,500	(5)	1,875	-		-
	56,250	(6)	70,313	-		-

(1)	500,000 RSUs granted on September 10, 2020 vest in full upon milestone achievement of increasing our market capitalization on the Nasdaq Global Market to $550 million within no more than three years from the date of grant.

(2)	281,250 RSUs vest in 9 equal installments of 31,250 on September 10, 2022, and every three months thereafter.

(3)	6,250 RSUs vest in 2 equal installments of 3,125 on September 19, 2022, and every three months thereafter.

(4)	250 RSUs vest in 2 equal installments of 125 on September 19, 2022, and every three months thereafter.

(5)	1,500 RSUs vest in 3 equal installments of 500 on September 28, 2022, and every three months thereafter.

(6)	56,250 RSUs vest in 9 equal installments of 6,250 on September 10, 2022, and every three months thereafter.

Long-Term Incentive Plans-Awards in Last Fiscal Year

We have no long-term incentive plans, other than the 2016 Plan and the 2019 Plan.

Director Compensation

The following table provides information regarding compensation earned by, awarded, or paid to each person for serving as a director who is not an executive officer during Fiscal Year 2022, excluding Mr. Aberman who served as Executive Chairman until December 31, 2021, and whose compensation is included in the Summary Compensation Table above:

Name	Fees Earned or Paid in Cash ($)(4)	Stock Awards ($)(1)	Total ($)
Doron Birger(3)	36,057	73,400	109,457
Varda Shalev(3)	33,637	73,400	107,037
Mark Germain(2)	38,025	-	38,025
Moria Kwiat(2)	36,700	-	36,700
Rami Levi	35,000	-	35,000
Maital Shemesh-Rasmussen	38,000	-	38,000
Doron Shorrer(2)	50,012	-	50,012

(1)	The fair value recognized for the stock awards was determined as of the grant date in accordance with ASC 718. Assumptions used in the calculations for these amounts are included in Note 9 to our consolidated financial statements for Fiscal Year 2022 included in our Annual Report on Form 10-K for Fiscal Year 2022.

(2)	Effective as of June 21, 2022, as a result of the voting outcome from the 2022 annual meeting of shareholders, or the 2022 Annual Meeting, these directors were not re-elected to the Company’s Board of Directors, and vacated their seats on the Board, and their respective committees, effective immediately.

(3)	Effective as of July 15, 2021, this director was appointed to serve on the Board.

(4)	Excluding VAT.

During Fiscal Year 2022, we paid a total of $264,000 in cash to directors as compensation.

As of June 30, 2022, we have outstanding grants to our non-executive directors aggregating 343,991 RSUs of which 264,665 were exercisable or vested, as the case may be, as follows:

Name	Total of restricted shares and RSUs granted and outstanding	Total unvested restricted shares and RSUs
Doron Birger	20,000	16,250
Varda Shalev	20,000	16,250
Mark Germain(1)	100,645	-
Moria Kwiat(1)	55,750	-
Rami Levi	20,000	13,750
Maital Shemesh-Rasmussen	20,000	13,750
Doron Shorrer (1)	107,596	-
Total	343,991	60,000

(1)	These directors were not re-elected to the Company’s Board at the 2022 Annual Meeting.

For all directors, the vesting of directors’ share options, RSUs and restricted share accelerates in the following circumstances: (1) if the director is not re-nominated to serve on the Board or the director is not re-elected by shareholders at a special or annual meeting, this will result in the acceleration of 100% of any unvested award, and (2) the voluntary resignation of a director will result in the acceleration of up to 50% of any unvested award subject to Board approval. In addition, a change in control will result in the acceleration of 100% of any unvested award of our directors.

Other than as described above, we have no present formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board as per policy approved by our Compensation Committee. The Board may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Other than indicated above, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments during Fiscal Year 2022.

REPORT OF THE AUDIT COMMITTEE

In the course of our oversight of the Company’s financial reporting process, we have: (1) reviewed and discussed the audited financial statements for Fiscal Year 2022 with management; (2) discussed with the Independent Auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC; (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the standards of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report for Fiscal Year 2022, for filing with the SEC.

By the Audit Committee of the Board of
Directors of Pluri Inc.

Doron Birger, Chairman
Varda Shalev Maital Shemesh-Rasmussen

INFORMATION CONCERNING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The fees for services provided by our independent registered public accounting firm to the Company and paid in the last two fiscal years were as follows:

	Twelve months ended on June 30, 2022	Twelve months ended on June 30, 2021

Audit Fees	$114,532	$105,000

Audit-Related Fees	6,214	None

Tax Fees	14,625	28,507

All Other Fees	36,975	None

Total Fees	$172,345	$133,507

Audit Fees. These fees were comprised of (i) professional services rendered in connection with the audit of our consolidated financial statements for our Annual Report on Form 10-K, (ii) the review of our quarterly consolidated financial statements for our quarterly reports on Form 10-Q, (iii) audit services provided in connection with other regulatory or statutory filings.

Tax Fees. These fees were comprised of fees related to the annual comfort letter relating to our Open Market Sale AgreementSM.

All Other Fees. These fees were comprised of (i) assistance in preparation of our periodical report to IIA, (ii) hours devoted to review the agreements of Plurinuva its establishment , (iii) working hours devoted to the cyber-incident described in the risk factors contained in the Annual Report on Form 10-K for Fiscal Year 2022.

Pre-Approval Policies and Procedures

SEC rules require that before our independent registered accounting firm is engaged by us to render any auditing or permitted non-audit related service, the engagement be:

1.	pre-approved by our Audit Committee; or

2.	entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management.

The Audit Committee pre-approves all services provided by our independent registered public accounting firm. All of the above services and fees were reviewed and approved by the Audit Committee before the services were rendered.

As of June 30, 2022, we had accrued approximately $86,000 for the annual Audit Fees for Fiscal Year 2022 and approximately $22,000 for Other Fees, which we expect to pay PricewaterhouseCoopers during fiscal year 2023.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee reviews and monitors all related person transactions which may be entered into by the Company as required by rules of Nasdaq.

Except for the compensation arrangements described above, no director, executive officer, principal shareholder holding at least 5% of our Common Shares, or any family member thereof, had or will have any material interest, direct or indirect, in any transaction, or proposed transaction, during Fiscal Year 2022 in which the amount involved in the transaction exceeded or exceeds the lesser of, $120,000 or one percent of our total assets at the end of Fiscal Year 2022.

SHAREHOLDER PROPOSALS

Shareholders who wish to submit proposals for inclusion in our proxy statement and form of proxy relating to our next annual meeting of shareholders must advise our Secretary of such proposals in writing by , 2023.

Shareholders who wish to present a proposal at our next annual meeting of shareholders without inclusion of such proposal in our proxy materials must advise our Secretary of such proposals in writing by , 2024.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, to the best knowledge and belief of the Company, as of, February 13, 2023 (unless provided herein otherwise), with respect to holdings of our Common Shares by (1) each person known by us to be the beneficial owner of more than 5% of the total number of Common Shares outstanding as of such date; (2) each of our current directors; (3) each of our named executive officers; and (4) all of our current directors and our current executive officers as a group.

Name of Beneficial Owner	Beneficial Number of Shares(1)		Percentage of Shares Beneficially Owned
Directors and Named Executive Officers
Yaky Yanay CEO, President and Director	7,850,894	(2)(3)	19.7%

Chen Franco-Yehuda CFO	7,096,116	(3)	17.8%

Zami Aberman Chairman of the Board of Directors	903,372	(2)	2.3%

Doron Birger Director	7,500		*	%

Rami Levi Director	11,250		*	%

Varda Shalev Director	7,500		*	%

Maital Shemesh-Rasmussen Director	11,250		*	%

Directors and Executive Officers as a group (7 persons)	8,871,982		22.3	%(3)

5% Shareholders

David M. Slager	2,305,877	(4)	5.8%

Shayna LP	3,599,621		9.0%

*	less than 1%

(1)	Based on 39,807,172 Common Shares issued and outstanding as of February 13, 2023. Except as otherwise indicated, we believe that the beneficial owners of the Common Shares listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

Shares subject to options, warrants or right to purchase or through the conversion of a security currently exercisable or convertible, or exercisable or convertible within 60 days, are reflected in the table above and are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Includes a warrant to acquire up to 7,143 Common Shares.

(3)	Includes 8,155,900 Common Shares issued and issuable pursuant to the SPAs (of which 7,015,900 had been issued as of February 13, 2023). Under the SPAs, Ms. Franco-Yehuda and Mr. Yanay were appointed as proxies and attorneys in fact of the Investors.

(4)	Based solely upon a Schedule 13G filed by Mr. Slager, Regals Capital Management LP, or Regals Management, and Regals Fund LP, or Regals Fund, with the SEC on February 6, 2023. Regals Fund directly owned 1,554,939 shares. Regals Management, as the investment manager of Regals Fund, may be deemed to beneficially own the shares owned directly by Regals Fund. Mr. Slager, as the managing member of the general partner of Regals Management, may be deemed to beneficially own the shares beneficially owned by Regals Management, in addition to the 750,938 shares he owns directly.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household.  We will promptly deliver a separate copy of either document to you if you call or write us at the address shown on the first page of this proxy statement.  If you want to receive separate copies of the annual report and any proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at Pluri Inc., MATAM Advanced Technology Park Building No. 5, Haifa, Israel, 3508409 or by phone at 011-972-74-710-8600, or by email at investor.relations@pluri-biotech.com.

OTHER MATTERS

As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

VOTING

IF YOU ARE THE HOLDER OF RECORD OF YOUR SHARES, YOU MAY VOTE YOUR SHARES OVER THE INTERNET AT WWW.VOTEPROXY.COM OR OVER THE TELEPHONE BY CALLING TOLL-FREE 1-800-PROXIES (1-800-776-9437) IN THE UNITED STATES OR 1-718-921-8500 FROM FOREIGN COUNTIES AND FOLLOWING THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND PROXY CARD.

IF YOU DO NOT WISH TO VOTE BY INTERNET OR TELEPHONE, YOU MAY REQUEST A PAPER PROXY CARD. IF YOU CHOOSE TO DO SO, PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE RETURN ENVELOPE THAT WE SEND YOU UPON YOUR REQUEST.

A PROMPT RETURN OF A PAPER PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER COMMUNICATIONS OR MAILINGS.

By Order of the Board of Directors

/s/ Yaky Yanay
Yaky Yanay
President, Director and Chief Executive Officer

Haifa, Israel

February     , 2023

APPENDIX A

Pluri Inc.

Amendment to Articles of Incorporation

WHEREAS, the board of directors of Pluri Inc. (the “Corporation”) has determined that it is advisable and in the best interests of the Corporation to increase its authorized share capital in order to provide the Corporation flexibility in its ability to carry out any future capital raising activities through the issuance of its authorized share capital and grant equity incentives to employees and service providers;

WHEREAS, the Corporation’s authorized share capital consists of (i) sixty million (60,000,000) shares of common stock, par value $0.00001 each and (ii) one million (1,000,000) shares of preferred stock, par value $0.00001 each, which may be issued in one or more series at the discretion of the Board of Directors, of which           shares of the Corporation’s common stock are issued and outstanding and           shares of the Corporation’s common stock remain issuable, and of which no shares of the Corporation’s preferred stock are issued and outstanding and 1,000,000 shares of the Corporation’s preferred stock remain issuable;

NOW, THEREFORE, effective upon receipt of stockholder approval and subject to the filing of the Articles of Incorporation with the Secretary of the State of Nevada, Article 4 of our Articles of Incorporation will be amended to read as follows:

“4. The aggregate number of shares which the corporation shall have authority to issue is: (i) three hundred million (300,000,000) shares of Common Stock, par value $0.00001 each (the “Common Stock”), and (ii) one million (1,000,000) shares of preferred stock, par value $0.00001 each, which may be issued in one or more series at the discretion of the Board of Directors (the “Preferred Stock”). The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series. All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Nevada Revised Statues.”

In all other respects the Articles of Incorporation shall remain unchanged and in full force and effect.

PLURI INC.

ANNUAL MEETING OF SHAREHOLDERS

April 27, 2023

PROXY CARD

THE FOLLOWING PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PLURI INC.

The undersigned shareholder of Pluri Inc. (the “Company”) hereby appoints Yaky Yanay and Chen Franco-Yehuda, or any of them, as proxy and attorney of the undersigned, for and in the name(s) of the undersigned, to attend the annual meeting of shareholders of the Company (the “Shareholders Meeting”) to be held at the Company’s offices at MATAM Advanced Technology Park Building No. 5, Haifa, Israel, 3508409 on April 27, 2023 at 5:00 p.m. local time, and any adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Shareholders Meeting with all powers possessed by the undersigned if personally present at the Shareholders Meeting, including, without limitation, to vote and act in accordance with the instructions set forth below. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED BELOW.

IF THIS PROXY CARD IS EXECUTED BUT NO INSTRUCTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH NOMINEE IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2, PROPOSAL NO. 3 AND PROPOSAL NO. 4.

VOTE VIA THE INTERNET: www.voteproxy.com

VOTE VIA THE TELEPHONE: 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

PLURI INC.

April 27, 2023

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at

http://www.astproxyportal.com/ast/22961/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE

DIRECTOR NOMINEES LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2, PROPOSAL NO. 3 AND PROPOSAL NO. 4

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK

YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Shareholders Meeting.		1.	Proposal No. 1 - Election of Directors: To elect the following nominees to the Board of Directors to serve as directors of the Company until the next annual meeting of the shareholders and until their successors shall have been duly elected and qualified:

				FOR	AGAINST	ABSTAIN
			Zami Aberman	☐	☐	☐
			Doron Birger	☐	☐	☐
			Rami Levi	☐	☐	☐
			Maital Shemesh-Rasmussen	☐	☐	☐
			Yaky Yanay	☐	☐	☐

		2.	Proposal No. 2 - To approve an amendment to the Articles of Incorporation of the Company to increase the number of authorized Common Shares from sixty million (60,000,000) shares, par value $0.00001 per share to three hundred million (300,000,000) shares, par value $0.00001 per share	☐	☐	☐

		3.	Proposal No. 3 - To ratify the selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2023.	☐	☐	☐

		4.	Proposal No. 4 - To consider and approve, by a nonbinding advisory vote, the compensation of our named executive officers as described in the accompanying proxy statement.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐		MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.